UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2010

POSITIVEID CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-33297	06-1637809

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE, SUITE 200
DELRAY BEACH, FLORIDA	33445

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-805-8008

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

An annual meeting of our stockholders was held on December 3, 2010 to:

(1) Elect six directors to hold office until the 2011 Annual Meeting of Stockholders and until their successors have been duly elected and qualified. The results of the vote to elect six directors were as follows:

Name of Director	For	Withheld

Scott R. Silverman	13,147,630	387,536

William J. Caragol	13,153,366	381,800

Jeffrey S. Cobb	13,202,725	332,441

Barry M. Edelstein	13,193,789	341,377

Steven R. Foland	13,268,864	266,302

Michael E. Krawitz	12,978,325	556,841

There were 10,996,639 broker non-votes for the election of directors.

(2) To ratify the appointment of Eisner LLP as independent auditors of the Company for the year ending December 31, 2010. The proposal received 23,969,638 votes for, 334,255 votes against, 227,912 abstentions and no broker non-votes;

(3) To approve an amendment to and restatement of the Company’s 2009 Stock Incentive Plan to increase the number of authorized shares of common stock issuable under the plan from 5,000,000 to 8,000,000 shares. The proposal received 12,505,738 votes for, 985,231 votes against, 44,197 abstentions and 10,996,639 broker non-votes.

Each of the three proposals was approved by the Company’s stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PositiveID Corporation

Date: December 3, 2010

/s/ William J. Caragol

William J. Caragol

President and Chief Financial Officer

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